Exhibit 24.3

DIRECTOR’S POWER OF ATTORNEY

(Form S-4)

The undersigned director of Metavante Holding Company designates each of Gregory A. Smith and Randall J. Erickson, with the power of substitution, as his true and lawful attorney-in-fact for the purpose of: (i) executing in his name and on his behalf Metavante Holding Company’s Registration Statement on Form S-4 relating to the proposed transactions contemplated by the Investment Agreement, dated as of April 3, 2007 (the “Investment Agreement”), among Metavante Holding Company, Marshall & Ilsley Corporation, Metavante Corporation, Montana Merger Sub Inc. and WPM, L.P. and any related amendments (including post-effective amendments) and/or supplements to said Form S-4 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended); (ii) generally doing all things in his name and on his behalf in his capacity as a director to enable Metavante Holding Company to comply with the provisions of the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission; and (iii) ratifying and confirming his signature as it may be signed by the attorney-in-fact to the Form S-4 and any related amendments (including post-effective amendments) and/or supplements thereto (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended).

Dated this 18th day of May, 2007.

/s/ Dennis J. Kuester
Dennis J. Kuester